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                                                                     EXHIBIT 2.2

                            STOCK PURCHASE AGREEMENT

                                    The Buyer

                    Enterprises KOC Acquisition Company Ltd.,
                             a New Brunswick company

                                   The Seller

                                 Coca-Cola Ltd.,
                 a corporation organized and existing under the
                                 laws of Canada




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                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 7th day of August, 1997 between and among the following parties, regarding the sale and purchase of certain securities identified below:

The Buyer:

          Enterprises KOC Acquisition Company Ltd., a New Brunswick company and a wholly-owned subsidiary of Coca-Cola Enterprises Inc. ("KOC Acquisition")

The Seller:

          Coca-Cola Ltd., a corporation organized and existing under the laws of The Guarantors:

          Coca-Cola  Enterprises Inc., a  Delaware  corporation  ("Enterprises")

          The Coca-Cola Company, a Delaware corporation ("TCCC")

Securities to be Sold and Purchased:

          CCL owns the following securities issued by Coca-Cola Beverages Ltd., a corporation organized and existing under the laws of Canada ("KOC"):

               19,600,000 Common Shares (the "KOC
               Shares")

          IN CONSIDERATION OF the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE; CONSIDERATION

          1.01 Purchase and Sale. At the Closing (as defined in Section 4.02) and upon the terms and subject to the conditions of this Agreement, CCL shall sell, assign and transfer to KOC Acquisition and KOC Acquisition shall purchase from CCL all of CCL's right, title and interest in and to the KOC Shares for an aggregate purchase price of CDN $333,200,000 (the "Purchase Price").

          1.02 Purchase Price. Subject to the terms and conditions of this Agreement, the Purchase Price for the KOC Shares will be paid by KOC Acquisition at the Closing by the wire transfer of immediately available funds to an account or accounts designated at least two Business Days prior to the Closing in writing by CCL.

                                   ARTICLE II




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                 REPRESENTATIONS AND WARRANTIES OF TCCC AND CCL

          TCCC and CCL hereby represent and warrant to Enterprises and KOC Acquisition as follows, with full knowledge that such representations and warranties are a material consideration to and underlie the execution of this Agreement by Enterprises and KOC Acquisition and the consummation of the transactions contemplated by this Agreement.

          2.01 Power, Authority and Status of TCCC and CCL

               (a) Each of TCCC and CCL has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

               (b) The execution, delivery and performance by TCCC and CCL of this Agreement have been duly and validly authorized by all necessary corporate action on the part of TCCC and CCL.

               (c) This Agreement has been duly and validly executed and delivered by TCCC and CCL and constitutes the valid and binding obligation of TCCC and CCL enforceable against TCCC and CCL in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, arrangement or other laws affecting the enforcement of creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies.

               (d) The execution and delivery by TCCC and CCL of this Agreement, the consummation by TCCC and CCL of the transactions contemplated hereby and the compliance by TCCC and CCL with the terms and provisions of this Agreement, will not, with or without the giving of notice or the lapse of time or both:

                      (i)  violate  any  provision  of  law,  statute,   rule or
     regulation to which TCCC or CCL is subject;

                     (ii) violate any order, ruling, injunction, judgment or decree to which TCCC or CCL is a party or subject; or

                    (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, result in the creation of a lien or security interest under, or terminate, modify, cancel or require notice under, any agreement, contract, lease, license, instrument or other obligation to which TCCC or CCL is a party, or by which TCCC or CCL is bound, or to which TCCC's or CCL's assets are subject, except where an event or  occurrence  described in clauses (i) through
(iii) would neither require the expenditure of money by KOC Acquisition, KOC or any of their affiliates, nor have a material adverse effect on the KOC Shares or the business or assets of Enterprises, KOC Acquisition or KOC or their subsidiaries, nor have a material adverse effect on the ability of TCCC or CCL to consummate the transactions in the manner contemplated by this Agreement.

               (e)  CCL is not a non-resident of Canada for the




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purposes of the Income Tax Act (Canada).

          2.02 The KOC Shares.

               (a) CCL holds of record and owns beneficially at the date hereof, and will hold of record and beneficially at the Closing, the KOC Shares, and such shares are the only shares of KOC's capital stock owned by TCCC or its consolidated subsidiaries.

               (b) Immediately   following the Closing,  neither TCCC nor any of
its consolidated subsidiaries will have any right to have any shares of the capital stock of KOC issued to TCCC or its consolidated subsidiaries.

               (c) The sale and delivery of the KOC Shares to KOC Acquisition pursuant to this Agreement will vest in KOC Acquisition legal and valid title to the KOC Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (collectively, "Encumbrances"), except for Encumbrances created by KOC Acquisition and restrictions on sales of such shares under applicable securities laws.

               (d) Neither TCCC nor any of its consolidated subsidiaries is a party to any agreement or understanding with respect to the voting of any of the KOC Shares.

               (e) The KOC Shares have been validly issued, fully paid and are nonassessable.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF

                         ENTERPRISES AND KOC ACQUISITION

          Enterprises and KOC Acquisition hereby represent and warrant to TCCC and CCL as follows, with full knowledge that such representations and warranties are a material consideration to and underlie the execution of this Agreement by TCCC and CCL and the consummation of the transactions contemplated by this Agreement.

          3.01 Power and Authority of Enterprises and KOC
Acquisition.

               (a) Each of Enterprises and KOC Acquisition has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

               (b) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Enterprises and KOC Acquisition and have been approved by the board of directors of Enterprises and the Affiliated Transaction Committee of Enterprises.

               (c) This Agreement has been duly and validly executed and delivered by Enterprises and KOC Acquisition and constitutes the valid and binding obligation of Enterprises and KOC Acquisition enforceable against Enterprises and KOC Acquisition in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, arrangement or other laws affecting the enforcement of creditors' rights generally and by the discretion




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that a court may exercise in the granting of equitable remedies.

               (d) The execution and delivery by Enterprises and KOC Acquisition of this Agreement, the consummation by Enterprises and KOC Acquisition of the transactions contemplated hereby and the compliance by Enterprises and KOC Acquisition with the terms and provisions of this Agreement, will not, with or without the giving of notice or the lapse of time or both:

                      (i) violate any provision of law, statute, rule or regulation to which Enterprises or KOC Acquisition is subject;

                     (ii) violate any order, ruling, injunction, judgment or decree to which Enterprises or KOC Acquisition is aparty or subject; or


                    (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, result in the creation of a lien or security interest under, or terminate, modify, cancel or require notice under, any agreement, contract, lease, license, instrument or other obligation to which Enterprises or KOC Acquisition is a party, or by which Enterprises or KOC Acquisition is bound, or to which Enterprises' or KOC Acquisition's assets are subject, except where an event or  occurrence  described in clauses (i) through
(iii) would neither require the expenditure of money by TCCC or any of its consolidated subsidiaries, nor have a material adverse effect on the business or assets of TCCC, Enterprises, KOC Acquisition or their subsidiaries, nor have a material adverse effect on the ability of Enterprises or KOC Acquisition to consummate the transactions in the manner contemplated by this Agreement.

          3.02 Investment Intent. KOC Acquisition understands that none of the KOC Shares have been registered under any securities laws of any jurisdiction. KOC Acquisition is acquiring the KOC Shares as principal for its own account, for investment purposes and not with a view to the resale or distribution thereof.

                                   ARTICLE IV

                                   THE CLOSING

          4.01 Pre-Closing Covenants. Prior to the Closing, the parties covenant and agree as follows:

               (a) CCL and KOC Acquisition will cooperate and use all reasonable efforts to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, and to obtain the satisfaction of all of the conditions specified in Section 4.03, as shall be required in order to enable CCL and KOC Acquisition to effect the transactions contemplated hereby in accordance with the terms and conditions hereof.

               (b) Prior to the Closing, CCL and TCCC shall not directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or




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proposals  from any person or entity other than KOC  Acquisition, Enterprises or
their  respective   advisors   relating  to  any transaction involving  the sale
of the KOC Shares (or any of them) or the sale or transfer of substantially all of the assets of KOC. Prior to the Closing, neither CCL nor TCCC nor any of their consolidated subsidiaries shall purchase any additional shares in the capital stock or other securities of KOC (whether upon a treasury issuance, pursuant to a market purchase or otherwise) or agree to do so except with the prior written consent of KOC Acquisition, which consent may be withheld or granted in its sole discretion.

               (c) KOC Acquisition shall promptly file or cause to be filed on a confidential basis:

                     (i) an    application    for   review   pursuant  to and in
     compliance with the Investment Canada Act; and

                    (ii) a  short-form   pre-merger   notification    and/or  an
     application for an advance ruling certificate pursuant to and in compliance with the Competition Act.

               CCL  shall  provide  such   information  and  assistance  as  KOC
Acquisition may reasonably require in connection with the filings required under
(i) and (ii) above.

          4.02 The Closing. Except as may be otherwise agreed by the parties in writing, the payment and deliveries contemplated by this Agreement to be made at the Closing shall be made at the offices of Coca-Cola Enterprises Inc., 2500 Windy Ridge Parkway, Atlanta, Georgia 30339 at 10:00 a.m., Atlanta time, on the later of the third Business Day after the satisfaction or written waiver of the conditions set forth in Sections 4.02, 4.04 and 4.05, or August 7, 1997. The date on which such payment and deliveries occurs is the "Closing Date", and the events comprising such payment and deliveries are collectively, the "Closing". As used in this Agreement, a "Business Day" shall be a day other than a Saturday, Sunday or any day on which banks are required or authorized to close in New York, New York or Toronto, Ontario.

          4.03 Conditions to Each Party's Obligations. The respective obligation of each party to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or waiver by TCCC, CCL, Enterprises and KOC Acquisition, of the following conditions:

               (a) No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, national, state, provincial, or local jurisdiction which would be reasonably expected to:

                      (i) prevent consummation of the purchase and sale of the KOC Shares contemplated herein;

                     (ii)  cause  such  purchase   and   sale  to be   rescinded
    following its consummation; or

                    (iii) materially modify the terms of the purchase and sale of the KOC Shares or result in material damage or Losses (as defined below) to any party hereto as a result of the purchase and sale of the KOC Shares.




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The pendency of an action,  suit or proceeding  relating to any tender offer for shares of common stock of KOC initiated by KOC Acquisition or its affiliates will not prevent the condition set forth in this paragraph (a) from being satisfied unless such action, suit or proceeding challenges the purchase and sale of the KOC Shares contemplated herein, and such challenge could not be eliminated by a termination or withdrawal by KOC Acquisition or its affiliates of such tender offer.

               (b) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority (as hereinafter defined) which prohibits, materially restricts or makes illegal consummation of the transactions contemplated hereby. As used in this Agreement, the term "Governmental Authority" means any national, federal, provincial, state, local, foreign or international court, government, department, commission, stock exchange, board, bureau, agency, official or other regulatory, administrative or governmental authority.

               (c) The Minister of Industry Canada shall have been satisfied or have been deemed to have been satisfied that the acquisition of the KOC Shares by KOC Acquisition is likely to be of net benefit to Canada pursuant to the Investment Canada Act or KOC Acquisition shall have been advised in writing by the Minister of Industry Canada that the acquisition of the KOC Shares is not reviewable under the provisions of the Investment Canada Act.

               (d) KOC Acquisition and CCL shall each have filed all notices and information required under Part IX of the Competition Act and shall have satisfied any request for additional information thereunder and the applicable waiting periods and any extensions thereof shall have expired without the threat of restraint or challenge, or KOC Acquisition shall have received an advance ruling certificate in form satisfactory to its counsel.

               (e) All   other   authorizations,   consents  and   approvals  of
Governmental Authorities required to consummate the transactions contemplated hereby shall have been received.

               (f) The purchase by The Coca-Cola Bottling Company of the Northeast of the stock of The Coca-Cola Bottling Company of New York, Inc. held by Bottling Investment Holdings, Inc. shall have occurred simultaneously with the purchase of the KOC Shares hereunder.

It is expressly acknowledged and agreed by each of CCL and KOC Acquisition that the transactions contemplated by this Agreement are not conditioned in any manner upon any decision by Enterprises, KOC Acquisition or their subsidiaries to effect a tender offer for shares of common stock of KOC or upon the timing or completion of any such tender offer. However, it is acknowledged and agreed that the immediately preceding sentence shall not modify or amend the Closing condition established in Section 4.03(a).

          4.04 Conditions to Obligations of KOC Acquisition. The obligation of Enterprises and KOC Acquisition to consummate the transactions contemplated hereby is also subject to the satisfaction (or waiver by KOC Acquisition) at or prior to the




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Closing of the following conditions:

               (a) The representations and warranties of TCCC and CCL contained in Article II shall be true and correct in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time, except (i) for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all material respects as of such date or time), and (ii) for changes resulting from the consummation of the transactions contemplated by this Agreement. KOC Acquisition shall have received certificates signed by an officer of TCCC and CCL, as appropriate, to the foregoing effect.

               (b) TCCC and KOC Acquisition shall have executed a Marketing Support Agreement relating to KOC, in form and substance reasonably satisfactory to TCCC, KOC Acquisition and Enterprises.

               (c) There shall have occurred no material adverse change in the financial condition or business of KOC since December 31, 1996.

          4.05 Conditions to Obligations of TCCC and CCL. The obligations of TCCC and CCL to consummate the transactions contemplated hereby are also subject to the satisfaction (or waiver by TCCC and CCL) at or prior to the Closing of the following condition: namely, that the representations and warranties of Enterprises and KOC Acquisition contained in Article III shall be true and correct in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time, except
(i) for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all respects as of such date or time), and (ii) for changes resulting from the consummation of the transactions contemplated by this Agreement. TCCC and CCL shall have received certificates signed by an officer of Enterprises and KOC Acquisition, as appropriate, to the foregoing effect.

          4.06 Deliveries by the Parties.  At the Closing:

               (a)  CCL shall:

                      (i) deliver to  KOC  Acquisition  certified  copies of the resolutions of the boards of directors of TCCC and CCL, respectively, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

                     (ii) deliver to KOC Acquisition a certificate dated as of the Closing Date executed by an officer of CCL, in form and substance reasonably satisfactory to KOC Acquisition, (A) to the effect provided for in Section 4.04(a), and (B) stating that CCL has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by CCL prior to or at Closing;

                    (iii) deliver to KOC Acquisition a certificate dated as of the Closing Date executed by an officer of TCCC, in form and substance reasonably satisfactory to KOC Acquisition, (A) to the effect provided for in Section



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     4.04(a)  and  (B)  stating  that  TCCC  has  performed  and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by TCCC prior to or at Closing;

                     (iv) deliver to KOC Acquisition stock certificates representing all of the KOC Shares being sold by CCL hereunder, duly endorsed or accompanied by assignments separate from certificate in form reasonably satisfactory to counsel for KOC Acquisition; and

                      (v) deliver to Enterprises and KOC Acquisition opinions from each of Fiona K. Orr, General Counsel to CCL, and F. Rodger Wrege, Finance Counsel to TCCC each dated the Closing Date in substantially the form of Exhibits 4.06(a)(v)-1 and 4.06(a)(v)-2.

               (b)  KOC Acquisition shall:

                      (i) deliver to TCCC and CCL certified copies of the resolutions of the boards of directors of KOC Acquisition and Enterprises, respectively, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

                     (ii) deliver to TCCC and CCL a certificate dated as of the Closing Date executed by an officer of KOC Acquisition, in form and substance satisfactory to TCCC and CCL, (A) to the effect provided for in
     Section 4.05, and (B) stating that KOC Acquisition has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by KOC Acquisition prior to or at Closing;

                    (iii) deliver to CCL a certificate dated as of the Closing Date executed by an officer of Enterprises, in form and substance satisfactory to CCL, (A) to the effect provided for in Section 4.05, and
     (B) stating that Enterprises has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Enterprises prior to or at Closing;

                     (iv) deliver to TCCC and CCL opinions from each of Miller & Martin and Clark, Drummie & Company each dated the Closing Date in substantially the form of Exhibit 4.06(b)(iv)-1 and Exhibit 4.06(b)(iv)-2; and

                      (v) effect    the  payment  to CCL of the  Purchase  Price
     provided for in Section 1.02.

          4.07 Additional Agreements. TCCC, CCL, Enterprises and KOC Acquisition agree that, from time to time, whether at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the terms of this Agreement. TCCC, CCL, Enterprises and KOC Acquisition each further agrees that it will not take any action that will prevent the performance of this Agreement in accordance with its terms, except as may be required by applicable law.

                                    ARTICLE V



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                                   GUARANTEES

          5.01 Guaranty of Enterprises. Enterprises, as a primary obligor, shall and hereby does, absolutely and unconditionally and irrevocably, guarantee the prompt payment and performance of the obligations of KOC Acquisition hereunder (the "KOC Acquisition Obligations"). No change, amendment or modification of this Agreement or waiver of any of the terms hereof, or permitted assignment, shall diminish, release or discharge the liability of Enterprises under this
Section 5.01, which shall be continuing and shall be discharged only by the full performance of the KOC Acquisition Obligations.

          5.02 Guaranty of TCCC. TCCC, as a primary obligor, shall and hereby does, absolutely and unconditionally and irrevocably, guarantee the prompt payment and performance of the obligations of CCL hereunder (the "CCL Obligations"). No change, amendment or modification of this Agreement or waiver of any of the terms hereof, or permitted assignment, shall diminish, release or discharge the liability of TCCC under this Section 5.02, which shall be continuing and shall be discharged only by the full performance of the CCL Obligations.

                                   ARTICLE VI

                                 INDEMNIFICATION

          6.01 Remedies. Each of CCL and KOC Acquisition, as the case may be (the "Indemnifying Party"), shall indemnify, defend and hold harmless the other party (the "Indemnified Party") from and against any Losses (as hereinafter defined) arising from any inaccuracy of the representations and warranties of such party or its ultimate parent or any breach of the covenants of such party or its ultimate parent contained herein. As used in this Agreement, the term "Loss" means any loss, damage, liability, cost or expense including, without limitation, any interest, fine, penalty, criminal or civil judgment or settlement, court costs, reasonable attorneys' and expert witnesses' fees, reasonable accountants' fees, disbursements and expenses, and any indemnification or similar payments required to be made to officers, directors, employees or agents under duly enacted provisions of the certificate of incorporation or bylaws, board resolutions or undertakings, commitments or other understandings or under applicable corporate law. The foregoing indemnification provision shall constitute the sole remedy under this Agreement for any breach of a representation or warranty contained in this Agreement.

          6.02 Survival. The representations and warranties contained in this Agreement shall not be extinguished by the Closing and shall survive without limitation as to time; and the covenants and agreements contained herein shall survive without limitation as to time except as may be otherwise specified herein. No investigation or other examination by any party hereto or its designee or representatives shall affect the term of survival of the representations and warranties set forth above.

          6.03 Notice of Claim. The Indemnified Party shall promptly notify the Indemnifying Party involved, in writing, of any claim for recovery, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom, provided that the failure to



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provide  such  notice  shall  not  affect  the  obligations  of the Indemnifying
Party hereunder except to the extent such party is materially and actually prejudiced thereby. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to support and verify the claim asserted, unless the Indemnified Party has been advised by counsel that there
are   no  reasonable   grounds  to  assert  the  joint  defense  privilege  with
respect  to  such  information  and  documentation.

          6.04 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnifying Party may assume the defense or the prosecution thereof by written notice to the Indemnified Party, including the employment of counsel or accountants, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided that if the Indemnifying Party does not assume the defense or prosecution of any such claim within 30 days of notice thereof, the Indemnified Party may settle such claim without the Indemnifying Party's consent in which event the Indemnifying Party shall be liable for such settlement. Without the Indemnified Party's prior written consent, the Indemnifying Party shall not settle any claim in a manner which is prejudicial (financially or otherwise) to the Indemnified Party. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, each of the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                                   ARTICLE VII

                          TERMINATION PRIOR TO CLOSING

          This Agreement may be terminated at any time prior to the Closing:

               (a) By   the   mutual  written consent of all the parties hereto;

               (b) By CCL in writing,  if KOC  Acquisition or Enterprises  shall
(i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) breach in any material respect any of its representations or warranties contained herein, which failure or breach in either case is not cured within thirty (30) days after CCL has notified KOC Acquisition and Enterprises of its intent to terminate this Agreement pursuant to this Article VII;

               (c) By KOC Acquisition in writing, if CCL or TCCC shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) breach in any material respect any of its representations or warranties contained herein, which failure or breach in either case is not cured within thirty (30) days after



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


KOC Acquisition has notified CCL and TCCC of its intent to terminate this Agreement pursuant to this Article VII;

               (d) By either CCL or KOC Acquisition in writing, without liability, if there shall be any final, non-appealable order, writ, injunction or decree of any Governmental Authority binding on KOC Acquisition, Enterprises, CCL or TCCC, which prohibits or restrains KOC Acquisition, Enterprises, CCL or TCCC from consummating the transactions contemplated hereby; or

               (e) By either CCL or KOC Acquisition, in writing, without liability, if for any reason the Closing has not occurred by the first anniversary of the execution of this Agreement, unless the failure of the Closing to occur by such date is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

                                  ARTICLE VIII

                                  OTHER MATTERS

          8.01 No Participation in Tender. CCL shall not tender, nor allow to be tendered by any other person or entity, the KOC Shares in response to any take-over bid or offer made for any or all of the common shares of KOC.

          8.02 Brokerage. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, when such claim is based in any way on agreements, arrangements or understandings made or claimed to have been made by the indemnifying party with any third party.

          8.03 Expenses. Each party shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, regardless of whether such transactions are consummated.

          8.04 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent prepaid by FedEx or other recognized overnight courier or delivered by telecopy transmission, provided that if delivered by telecopy transmission such notice shall also be sent on the same day by recognized overnight courier, in each case to the applicable addresses set forth below:

               To Enterprises:

               John R. Alm
               Senior Vice President and Chief Financial Officer
               Coca-Cola Enterprises, Inc.
               2500 Windy Ridge Parkway
               Atlanta, Georgia 30339
               Telecopy No.:  (770) 989-3363

               with copies to:

               Lowry F. Kline
               Senior Vice President and General Counsel



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



               Coca-Cola Enterprises Inc.
               2500 Windy Ridge Parkway
               Atlanta, Georgia 30339
               Telecopy No.:  (770) 989-3784

               and

               E. Liston Bishop III
               Miller & Martin
               1000 Volunteer Building
               Chattanooga, Tennessee 37402-2289
               Telecopy No.:  (423) 785-8480

               To KOC Acquisition:

               Assistant Secretary
               Enterprises KOC Acquisition Company Ltd.
               c/o Stikeman, Elliott
               Commerce Court West, Suite 5300
               Toronto, Ontario
               CANADA
               Telecopy No.:  (416) 947-0866

               with copies to:

               John R. Alm
               Senior Vice President and Chief Financial Officer
               Coca-Cola Enterprises, Inc.
               2500 Windy Ridge Parkway
               Atlanta, Georgia 30339
               Telecopy No.:  (770) 989-3363

               and:

               Lowry F. Kline
               Senior Vice President and General Counsel
               Coca-Cola Enterprises Inc.
               2500 Windy Ridge Parkway
               Atlanta, Georgia 30339
               Telecopy No.:  (770) 989-3784

               and

               E. Liston Bishop III
               Miller & Martin
               1000 Volunteer Building
               Chattanooga, Tennessee 37402-2289
               Telecopy No.:  (423) 785-8480

               To TCCC or CCL:

               The Coca-Cola Company
               One Coca-Cola Plaza
               Atlanta, Georgia 30313
               Attention: Chief Financial Officer
               Telecopy No.:  (404) 676-8683
               with copies to:

               The Coca-Cola Company
               One Coca-Cola Plaza
               Atlanta, Georgia 30313
               Attention: General Counsel
               Telecopy No.:  (404) 676-6209

               and

               Coca-Cola Ltd.
               Suite 100, 42 Overlea Boulevard
               Toronto, Ontario
               CANADA
               M4H 1B8
               Attention:  General Counsel
               Telecopy No.:  (416) 467-2222

or to such other address as any such party shall have designated by notice given in accordance with the above to the other parties. Any such notice shall be deemed to have been given as of the date delivered, if delivered in person or by telecopy transmission, or upon the next Business Day, if sent by recognized overnight courier.

          8.05 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that TCCC, CCL and Enterprises may not assign any of their rights, interests or obligations hereunder without the prior written consent of all other parties hereto. KOC Acquisition may assign its rights and duties hereunder in whole or in part to one or more entities which are, at the time of such assignment and at the time of the Closing, wholly-owned direct or indirect subsidiaries of Enterprises, subject to the continuing effectiveness of the guaranty of Enterprises set forth in Section 5.01, which may not be delegated without the consent of TCCC.

          8.06 Complete Agreement. Except as otherwise provided herein, this Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes (i) all prior agreements and understandings relating to such subject matter, whether written or oral, and
(ii) all purportedly contemporaneous oral agreements and understandings relating to such subject matter.

          8.07 Partial Invalidity. If any term or provision of this Agreement not essential to the basic purpose hereof shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the parties intend that the remaining terms shall constitute the agreement with respect to the subject matter thereof, as if the illegal, invalid or unenforceable provision had never been a part.

          8.08 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered to be one and the same agreement, and each of which shall be deemed an original.

          8.09   Governing  Law.  This   Agreement  shall  be  governed  by  and
construed in accordance with the laws of the State of Georgia, regardless of the conflicts of laws principles thereof.

          8.10 Section 338 Election. If KOC Acquisition makes a "qualified stock purchase" as defined in Section 338(d) of the Internal Revenue Code of 1986, as amended ("IRC"), of the KOC Shares, and otherwise meets the applicable requirements of that section, CCL acknowledges that KOC Acquisition may make an election under IRC Section 338(g) with respect to the purchase of the KOC Shares. Neither TCCC nor CCL shall have any liability for any tax liabilities of KOC or its subsidiaries arising from such election and Enterprises agrees to indemnify and hold harmless TCCC and CCL from any such liability.

          8.11 Amendments; Waivers. This Agreement may not be altered, amended, superseded, canceled or renewed except in writing signed by all parties hereto. The failure of any party at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, or warranty, representation, agreement or covenant of this Agreement.

          IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first above written:

                              ENTERPRISES KOC ACQUISITION
                              COMPANY LTD.


                              By: /s/JOHN R. ALM
                                  ------------------------------
                                  Name:  John R. Alm
                                  Title: Senior Vice President and
                                         Chief Financial Officer

                              COCA-COLA LTD.


                              By: /s/ ANTHONY G. EAMES
                                  ------------------------------
                                  Name:    Anthony G. Eames
                                  Title:   President

                              COCA-COLA ENTERPRISES INC.


                              By: /s/JOHN R. ALM
                                  ------------------------------
                                  Name:  John R. Alm
                                  Title: Senior Vice President and
                                         Chief Financial Officer


                              THE COCA-COLA COMPANY



                              By: /s/ DAVID M. TAGGART
                                  ------------------------------
                                  Name:    David M. Taggart
                                  Title:   Vice President

                            SCHEDULES AND EXHIBITS TO
                            STOCK PURCHASE AGREEMENT

Exhibit 4.06(a)(v)-1     Form  of  opinion  of Fiona K. Orr.
Exhibit 4.06(a)(v)-2     Form  of opinion of F. Rodger Wrege
Exhibit 4.06(b)(iv)-1    Form of  opinion of Miller & Martin
Exhibit 4.06(b)(iv)-2    Form of opinion of Clark, Drummie &
                         Company